EXHIBIT 24.8

                                POWER OF ATTORNEY


         KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Bradford T. Smith his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Laboratory Corporation of America Holdings (the "Corporation") Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the Corporation's offering of its common stock under its 1997 Employees Stock Purchase Plan, including, without limiting the generality of the foregoing, to sign the Form S-8 in the name and on behalf of the Corporation or on behalf of the undersigned, as a director or officer of the Corporation, and any amendments to the Form S-8 and any instrument, contract, document or other writing, of or in connection with the Form S-8 or amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has signed these presents this 6th day of December, 1996.


                     By:   /s/ WESLEY R. ELINGBURG
                          Wesley R. Elingburg, Executive Vice President, Chief Financial Officer, and Treasurer

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